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                                                                    EXHIBIT 99.1

                           PRELIMINARY FORM OF PROXY

                    SEACOAST BANKING CORPORATION OF FLORIDA

                         ANNUAL MEETING OF SHAREHOLDERS

     The undersigned hereby constitutes and appoints        and        , or
either of them, as proxies, each with full power of substitution, to vote the number of shares of common stock of Seacoast Banking Corporation of Florida, a Florida corporation ("Seacoast") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Seacoast Shareholders to be held at the Indian River Plantation Beach Resort, Hutchinson Island, 555 N.E. Ocean
Boulevard, Stuart, Florida, on             , 1997, at 3:00 P.M., Local Time, and
at any adjournment or postponement thereof (the "Annual Meeting") upon the proposals described in the Proxy Statement/Prospectus and the Notice of Annual
Meeting of Shareholders, both dated             , 1997, the receipt of which is
acknowledged in the manner specified below.

     1. Merger. To approve, ratify, confirm and adopt the Agreement and Plan of Merger, dated as of February 19, 1997 (the "Merger Agreement"), by and between Seacoast and Port St. Lucie National Bank Holding Corp., a Florida corporation ("PSHC"), pursuant to which PSHC will merge (the "Merger") with and into Seacoast and Seacoast shall issue up to 900,000 shares of Seacoast Class A Stock.

            FOR  [ ]            AGAINST  [ ]            ABSTAIN  [ ]

     2. Election Of Directors

                    FOR all nominees for director listed below.
     --------------                  (except as marked to the contrary below)


                    WITHHOLD AUTHORITY
     --------------                   (to vote for all nominees listed)


Jeffrey C. Bruner                      Dennis S. Hudson, Jr.
John H. Crane                          Dennis S. Hudson, III
Evans Crary, Jr.                       John R. Santarsiero, Jr.
Dale M. Hudson                         Thomas H. Thurlow, Jr.

     To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.
              ---------------------------------------------------

     3. Amendments to the Articles of Incorporation. To approve a proposed amendment to Article XI Seacoast's Articles of Incorporation to clarify the voting requirements in connection with certain business combinations.

            FOR  [ ]            AGAINST  [ ]            ABSTAIN  [ ]

     4. Ratification of Appointment of Auditors. Proposal to ratify the appointment of Arthur Andersen LLP as independent auditors for Seacoast for the fiscal year ending December 31, 1997.

            FOR  [ ]            AGAINST  [ ]            ABSTAIN  [ ]

     5. In the discretion of the proxies on such other matters as may properly come before the meeting or any adjournments thereof.

                         AUTHORIZED                         NOT AUTHORIZED
              ---------                          ---------


     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4 ABOVE.
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     Please sign this proxy exactly as your name appears below. When shares are held jointly, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                          DATED:                         , 1997
                                          -------------------------------

                                          --------------------------------------
                                          Signature

                                          --------------------------------------
                                          Signature if held jointly

     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF SEACOAST BANKING CORPORATION OF FLORIDA, AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

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